UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 28, 2015

CHICOPEE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-51996	20-4840562
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Center Street, Chicopee, Massachusetts	01013
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (413) 594-6692

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On October 28, 2015, Chicopee Savings Bank (the “Bank”), a wholly owned subsidiary of Chicopee Bancorp, Inc. (the “Company”), entered into an employment agreement (the “Agreement”) with Guida R. Sajdak, Senior Vice President and Chief Financial Officer of the Company and the Bank (“Executive”).  The Agreement supersedes the change in control agreement Executive entered into with the Bank on June 18, 2010.

The Agreement provides for a three-year term and the term may be extended on an annual basis.  The Agreement provides that the Bank will pay Executive an annual salary of $186,000.  In addition, the Agreement provides for, among other things, participation in the Bank’s employee benefit plans.

If Executive’s employment is terminated for “cause,” as defined in the Agreement, Executive will have no right to receive compensation or other benefits for any period after termination for cause.  In the event Executive voluntarily terminates employment, Executive will receive her compensation and vested rights and benefit to the date of her termination.

In the event the Bank terminates Executive’s employment without cause or Executive terminates her employment for “good reason,” as defined in the Agreement, Executive will be entitled to receive a cash severance amount equal to Executive’s base salary for the remaining term of the Agreement.  In addition, Executive will be entitled to a cash lump sum payment equal to the benefits she would have received during the remaining term of the Agreement under any retirement programs in which she participated prior to her termination and will continue to participate in any benefit plans of the Bank that provide health or life insurance coverage during such period.  If, within a period ending two years after a change in control, the Bank terminates Executive’s employment without cause or Executive voluntarily terminates her employment with good reason, Executive will be entitled to a lump sum cash payment equal to three times her “total compensation,” as defined in the Agreement.  In such event, Executive will also continue to participate in any benefit plans of the Bank that provide health or life insurance coverage for a period of 36 months following her termination of employment.

The Agreement requires Executive to adhere to a covenant not to compete with the Bank for one-year after Executive’s termination of employment.

A copy of the Agreement is filed as Exhibit 10.1.  The foregoing description of the Agreement does not purport to be complete and it is qualified in its entirety by reference to the copy of the Agreement that is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.

Item 9.01.                      Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Chicopee Savings Bank and Guida R. Sajdak dated October 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHICOPEE BANCORP, INC.

DATE: October 29, 2015	By: /s/ William J. Wagner
William J. Wagner
President and Chief Executive Officer